UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

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SURGE COMPONENTS, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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On December 23, 2016, Surge Components, Inc. (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) a Current Report on Form 8-K (the “Current Report”) announcing the entry by the Company into an agreement with Michael D. Tofias and Bradley P. Rexroad terminating the pending proxy contest with respect to the election of directors to the Company’s board of directors at the Company’s annual meeting of stockholders for the fiscal year 2015 (the “Meeting”).  The disclosure included in the Current Report with respect to the agreement is provided below.  A copy of the agreement has been filed as an exhibit to the same Current Report.  The Company intends to file with the SEC a supplement to its definitive proxy statement in connection with the Meeting that further reflects the terms of the settlement.

Important Additional Information

On December 22, 2016, Surge Components, Inc. (the “Company”) and the current members (the “Insiders”) of its Board of Directors (the “Board”) entered into a settlement agreement (the “Settlement Agreement”) with Michael D. Tofias and Bradley P. Rexroad (collectively, the “Stockholders”).

The Settlement Agreement provides, among other things, that:

•	the Stockholders irrevocably withdraw their director nominations for the Board and stockholder proposals for the Company’s annual meeting of stockholders for fiscal year 2015 (the “Meeting”);
•	the Stockholders will vote all of their shares of common stock of the Company in accordance with the Board’s recommendations with respect to the election of the Board’s director nominees, the ratification of the Company’s independent registered public accounting firm for the fiscal year ending November 30, 2016 (the “2017 Meeting”) and the ratification of the Company’s rights plan;
•	the Company will hold the Meeting on January 5, 2017 and will hold its annual meeting of stockholders for fiscal year 2016 by December 29, 2017;
•	the Board and the Stockholders will identify a mutually acceptable independent director to join the Board as a Class C director by February 28, 2017 and the Board will include that new director among its director nominees for the 2017 Meeting;
•	the Company will not make any stock or option grants or grant any other non-cash compensation to its current officers and directors until December 23, 2017;
•	the Company will take all steps to (i) change its state of incorporation from the State of Nevada to the State of Delaware and (ii) declassify the Board on a rolling basis by June 30, 2017, and the Company will convene a special meeting of stockholders of the Company for the purpose of approving such actions, at which meeting the Stockholders and the Insiders will vote all of their shares of common stock of the Company in favor of such actions;
•	the Company will commence an issuer tender offer to all of its stockholders to repurchase at least 5.0 million shares of its common stock at a price of $1.43 per share (the “Tender Offer”), which Tender Offer will be completed by March 15, 2017;
•	until the day after the announcement of the completion of the Tender Offer, the Board will be composed of no more than seven individuals;
•	the Stockholders will tender all of the shares of common stock of the Company that they hold beneficially or of record in the Tender Offer, subject to limited exceptions;
•	the Company’s officers and directors will not participate in the Tender Offer and will not transfer or sell any of their shares until six months after the Tender Offer is completed;
•	subject to certain conditions, if the Tender Offer is not completed by March 15, 2017, the Company will (i) appoint the Stockholders to the Board as Class A directors with terms expiring at the Company’s annual meeting of stockholders for fiscal year 2018 (the “2019 Meeting”) and (ii) reduce the size of the Board to six directors, including the Stockholders;
•	the Stockholders will withdraw with prejudice their lawsuit against the Company and the Insiders pending in the State of Nevada; and
•	the Stockholders will be subject to customary standstill provisions until the termination of the Settlement Agreement.

Pursuant to the Settlement Agreement, the Company also agreed to reimburse the expenses of the Stockholders associated with their investment in the Company, including their proxy solicitation and litigation costs, in an amount not to exceed $300,000.

The Settlement Agreement terminates on the date that is 15 business days prior to the deadline for the submission of director nomination and stockholder proposals for the 2019 Meeting.

The above summary is qualified in its entirety by reference to the full text of the Settlement Agreement, a copy of which is attached as Exhibit 10.1 to the Current Report on Form 8-K, filed with the SEC on December 23, 2016.

Surge Components Reaches Agreement with Investors Bradley Rexroad and
Michael Tofias

Announces Tender Offer to Repurchase at Least Five Million Shares at $1.43 per Share

Will Appoint New Independent Director

DEER PARK, N.Y. (December 22, 2016) – Surge Components, Inc. (“Surge” or the “Company”) (OTC Pink: SPRS), a leading supplier of capacitors, discrete semi-conductors and audible and sounding devices, today announced it has reached an agreement with investors Bradley Rexroad and Michael Tofias, who together own approximately 22% of Surge’s outstanding shares.

Pursuant to the agreement, Surge announced today that it will commence an issuer tender offer (the “Tender Offer”) to repurchase at least 5.0 million shares at a price of $1.43 per share. Rexroad and Tofias will participate in the Tender Offer and will tender all of the shares that they hold beneficially or of record in the Tender Offer. The Tender Offer must be completed no later than March 15, 2017, subject to the satisfaction of certain customary conditions. Surge’s officers and directors have agreed not to participate in the Tender Offer and not to transfer or sell any of their shares from the date of the agreement until six months after the Tender Offer is completed.

Also pursuant to the agreement, Surge will work with Rexroad and Tofias to mutually agree on a new independent director, who will be added to the Company’s Board of Directors by March 15, 2017. Rexroad and Tofias have also withdrawn their nomination of director nominees and proposals for the 2016 Annual Meeting and have agreed to vote their shares in support of Surge’s director nominees. With the addition of the new director, the Surge Board of Directors will be comprised of seven directors. Surge will hold its 2016 Annual Meeting on January 5, 2017. Surge has also agreed to reincorporate the Company from Nevada to Delaware, and in connection with the reincorporation Surge will declassify its Board of Directors on a rolling basis.

“We are pleased that our ongoing dialogue with Bradley Rexroad and Michael Tofias has led to a constructive agreement that we are confident benefits all Surge stockholders, while furthering Surge’s commitment to enhancing corporate governance,” stated Ira Levy, Surge CEO and President. “We can now turn our full attention and resources to continuing to grow the business and maximizing its value for the benefit of all of our shareholders. We look forward to adding a qualified independent director to our Board of Directors to help us achieve our business goals.”

Rexroad and Tofias have also agreed to certain customary standstill provisions. In addition, Rexroad and Tofias will withdraw all litigation against Surge and its directors pending in Nevada.

The description of the agreement contained herein is only a summary and is qualified by the full text of the agreement, which will be filed by the Company on a Current Report on Form 8-K with the Securities and Exchange Commission.

About Surge Components, Inc.

Founded in November 1981, Surge is a supplier of capacitors, discrete semi-conductors and audible/sounding devices. Surge’s capacitor product portfolio includes aluminum electrolytic capacitors, film capacitors, and ceramic capacitors. In the discrete semiconductor portfolio, Surge’s strengths include general purpose, recovery, schottky, polymer ESD, and transient voltage suppressors, transistors, diodes, and a full line of bridge rectifiers. With more than 30 years in the industry, Surge helps customers bring their products to market using the highest quality components with the most competitive economics to scale. Surge supplies its top quality products to customers in many market segments, including, but not limited to, power, energy, automotive, computer, telecom and security.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained herein, including statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, forward-looking statements can be identified by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words. These statements are only predictions and are based largely on our current expectations and projections about future events and financial trends that may affect our business, financial condition and results of operations. We discuss many of the risks in greater detail under the heading “Risk Factors” in our Annual Report on Form 10-K. Also, these forward-looking statements represent our estimates and assumptions only as of the date of this press release. Except as required by law, we assume no obligation to revise or update any forward-looking statements whether as a result of new information, events or circumstances occurring after the date of this press release or otherwise.

Media Contact

Sloane & Company

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